Exhibit 7.03

GUOTAI JUNAN FINANCE (HONG KONG) LIMITED

CONFIDENTIAL

    11 January 2012

Talenthome Management Limited (BVI) (“Parent” or “you”)

15th Floor, Block A, Guoren Building

Keji Central 3rd Road

Hi-Tech Park, Nanshan District

Shenzhen 518057, People’s Republic of China

Attention: Mr. Gao Yingjie

Re: Financing Commitment

SECURED TERM LOAN HK$320,000,000

COMMITMENT LETTER

Gentlemen:

1. You have advised us that certain members of the management team of China GrenTech Corporation Limited, an exempted company with limited liability incorporated under the Cayman Islands Companies Law (the “Company”, with its NASDAQ Ticker as “GRRF”), through Talenthome Management Limited (BVI) (“Parent”), will acquire (the “Acquisition”) all of the outstanding shares of the Company (the “Shares”) not currently owned by you and such certain members of the management team of the Company (the “Rollover Shareholders”). In order to consummate the Acquisition, Parent requires financing (i) to fund a portion of the offer price of the Acquisition and (ii) to pay fees and expenses related to the financing contemplated by this commitment letter and Acquisition. We are pleased to advise you that we hereby commit to provide Parent with a senior secured term loan facility in the maximum aggregate amount of HK$320,000,000 (the “Financing Facility”) substantially on the terms and conditions set forth in the Indicative Term Sheet for the proposed Acquisition attached hereto as Exhibit A (the “Term Sheet”). Subject to the provisions and limitations set forth in this commitment letter and the Term Sheet, Parent’s obligations under the Financing Facility will be secured by a first priority lien on, and security interest in, substantially all of Parent’s assets. Our commitment to provide the Financing Facility is subject in all respects to satisfaction of the terms and conditions contained in this commitment letter and in the Term Sheet.

2. You acknowledge that this commitment letter and the Term Sheet do not include all of the provisions (other than Drawdown Conditions and Financial Covenants) which would be contained in the definitive legal documentation for the Financing Facility (“Definitive Loan Documentation”). The loan documentation for the Financing Facility will include, in addition to the provisions that are summarized in this commitment letter and the Term Sheet, provisions (other than Drawdown Conditions and Financial Covenants) that are customary or typical for this type of financing transaction so long as such additional provisions are not inconsistent with the provisions set forth in this commitment letter and the Term Sheet. Such Definitive Loan Documentation shall be in form and substance reasonably satisfactory to you and us.

3. By your execution hereof and your acceptance of the commitment contained herein, you agree to fully indemnify and hold harmless us and each of our assignees and affiliates and our and their respective directors, partners, members, officers, employees and agents (each an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities or other reasonable and documented out-of-pocket expenses to which such Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other reasonable and documented out-of-pocket expenses arise out of or in any way relate to or result from, this commitment letter, the Term Sheet, the Acquisition or the extension of the Financing Facility contemplated by this commitment letter, the Term Sheet, or in any way arise from any use or intended use of this commitment letter, the Term Sheet, the Acquisition or the proceeds of the Financing Facility contemplated by this commitment letter, the Term Sheet; you also agree to reimburse each Indemnified Party for reasonable and documented legal fees and out-of-pocket expenses of one outside counsel and one counsel in each relevant jurisdiction and other reasonable and documented out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities which have resulted (i) from the gross negligence or willful misconduct of the Indemnified Party, (ii) from a breach of our obligations under this commitment letter, the Term Sheet or the Financing Facility or (iii) out of any loss, claim, damage, litigation, investigation or proceeding that does not involve an act or omission of you or any of your affiliates and that is brought by an Indemnified Party against another Indemnified Party. In the event of any litigation or dispute involving this commitment letter or the Financing Facility, we shall not be responsible or liable to you, Parent, the Company or any other person for any special, indirect, consequential, incidental or punitive damages. Your obligations under this paragraph (save for those already accrued prior to the execution of the Definitive Loan Documentation, which shall survive the execution of the Definitive Loan Documentation) shall terminate upon the execution of Definitive Loan Documentation wherein you agree to assume such obligations under the Definitive Loan Documentation.

4. Our commitment to provide the Financing Facility is subject to the satisfaction of the Drawdown Conditions set forth in the Term Sheet (it being understood that the Drawdown Conditions set forth in the Term Sheet are the only conditions to availability of the Financing Facility on the Closing Date).

5. Notwithstanding anything in this commitment letter (including the Term Sheet) to the contrary, (i) the only representations and warranties relating to Parent, its subsidiaries and their respective businesses the making of which shall be a condition to availability of the Financing Facility on the Closing Date in accordance with this commitment letter and the Term Sheet shall be (A) such of the representations made by Parent in the merger agreement for the Acquisition (the “Merger Agreement”) as are material to our interests, but only to the extent that Company has the right to terminate its obligations under Section 9.1 of the Merger Agreement as a result of a breach of such representations in the Merger Agreement and (B) the Specified Representations (as

defined below) and (ii) the terms and provisions of the Definitive Loan Documentation for the Financing Facility shall be in form and substance satisfactory to us and in a form such that they do not impair the availability of the Financing Facility on the Closing Date in accordance with this commitment letter and the Term Sheet. For the purposes hereof, “Specified Representations” means the representations and warranties of Parent relating to organization, corporate power and authority, non-contravention and enforceability of the Merger Agreement and the Definitive Loan Documentation, in each case as they relate to entering into and performance of the Merger Agreement and the Financing Facility, solvency on a consolidated basis, use of proceeds, compliance with applicable law and securities regulations, no event of default, no existent security, no petition for liquidation or winding up, no debts other than those already disclosed to us in your financial reports, no litigation or threatened litigation which will have material adverse impact on you, the status of the Financing Facility as senior debt and, subject to the limitations set forth in the previous sentence, the perfection of the security interests granted in the Security.

6. You represent and warrant that to the best of your knowledge (i) all written information and other materials concerning you, Parent and/or the Company (collectively, the “Information”) which has been, or is hereafter, made available by, or on behalf of you, Parent, the Company or any of their respective subsidiaries (other than projections and information of a general economic nature) is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statement has been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests stated therein which you believe to be reasonable at the time such projections were prepared and (B) information that you believe to have been accurate based upon the information available to you at the time such projections were furnished to us (it being understood that such projections are not to be viewed as facts and that actual results may differ materially from projected results). You agree that if at any time prior to the full drawdown of the Financing Facility, any of the representations in the preceding sentence would be incorrect in any material respect if the information and projections were being furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the information and projections so that such representations will be correct in all material respects under those circumstances after giving effect to such supplements.

7. This commitment letter is delivered to you upon the condition that, prior to your acceptance of this offer, neither the existence of this commitment letter or the Term Sheet, nor any of their contents, shall be disclosed by you, Parent, or any of your and its affiliates, except as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law or, on a confidential and “need to know” basis, solely to the directors, officers, employees, advisors and agents of you or Parent. In addition, you agree, on behalf of yourself and Parent, that you will (i) consult with us prior to the making of any filing or public announcement in which reference is made to us or the commitment contained herein, and (ii) obtain our prior approval before releasing any filing or public announcement in which reference is made to us or to the commitment contained herein, except for, in the case of this clause (ii), any filing or public announcement that is required to be filed or made by law, securities regulation or any stock exchange rule. You acknowledges that we and our affiliates may now or hereafter provide financing or obtain other interests in other companies in respect of which you or your affiliates may be business competitors, and that we and our affiliates will have no obligation to provide to you or any of your affiliates any confidential information obtained from or in respect of such other companies.

8. The offer made by us in this commitment letter shall expire, unless otherwise agreed by us in writing, five working days from the date of the issue of this Commitment Letter, unless prior thereto we have received a copy of this commitment letter, signed by you accepting the terms and conditions of this commitment letter and the Term Sheet. Our commitment to provide the Financing Facility shall expire upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the closing of the Acquisition without the use of the Financing Facility proposed by this commitment letter and (iii) 5:00 p.m. (New York City time) on the date falling six months from the date of the Merger Agreement, unless prior thereto, Definitive Loan Documentation shall have been agreed to in writing by all parties and the conditions set forth therein shall have been satisfied (it being understood that your obligation to pay all amounts in respect of indemnification and expenses shall survive termination of this commitment letter, subject to the final sentence of the third paragraph hereof.)

9. This commitment letter, including the attached Term Sheet (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (ii) shall be governed by the law of Hong Kong SAR, without giving effect to the conflict of laws provisions thereof that would require the application of the laws of another jurisdiction, (iii) shall be binding upon the parties and their respective successors and assigns, (iv) may not be relied upon or enforced by any other person or entity, and (v) may be signed in multiple counterparts and delivered by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this commitment letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. To the fullest extent permitted by applicable law, any dispute, controversy or claim arising out of or relating to this commitment letter or the Term Sheet, including the interpretation, breach, termination, validity or invalidity thereof, shall be referred to and settled by arbitration in Hong Kong in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. The arbitral proceedings shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

10. This commitment letter may be amended, modified or waived only in a writing signed by each of the parties hereto. Should the terms and conditions of the offer contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this letter to us.

[Remainder of Page Intentionally Left Blank]

Very truly yours,
Guotai Junan Finance (Hong Kong) Limited

By	/s/ Paul Wang
Name:	Paul Wang
Title:	Director, Credit and Risk Management

Agreed and accepted on     January, 2012 by

Talenthome Management Limited (BVI)

By	/s/ Yingjie Gao
Name:	Yingjie Gao
Title:	Director

[Signature Page to Commitment Letter]

Exhibit A – Term Sheet

借款方：	Talenthome Management Limited
担保人：	Mr. Gao Yingjie。与借款方共同被称为"义务人"。
贷款年期：	一年期定额贷款
贷款金额：	三亿二千万港元(HK$320,000,000.00)
贷款方：	国泰君安财务（香港）有限公司
用途：	国人通信（"目标公司" NASDAQ Ticker: GRRF)私有化贷款融资项目
提款期：	在除股东大会批准及合并生效之外的全部先决条件得到满足且借款人合理预期股东大会通过批准合并协议的前提下，借款人可在召开股东大会前不少于(7)个工作日提前书面通知预计提款时间（即全部先决条件满足之日），以便贷款人启动准备放款程序。在全部先决条件得到满足的当日，借款人可以正式书面通知提款。贷款可以在正式贷款文件签订日（"合同日"）起 6 个月内提取。
提款：	借款方必须一次过提取全面收购公众权益所涉及金额，上限为三亿二千万港元(HK$320,000,000.00)。贷款方将以港元作为贷款及汇款基础货币。有关港元与美元汇率定价由借款方与其汇款银行双方协议。
最终到期日：	放款日起满 1 年。
还款：	借款方需以港元分期归还贷款本金及利息。借款方有权于放款后 3 个月之内归还本金伍仟肆佰陆拾万港元（5,460 万港元）及相应利息；于放款满 6 个月时，借款方需归还其余贷款额的 50%及相应利息；于放款满 9 个月时，再归还除伍仟肆佰陆拾万港元(5,460 万港元)之外的全部贷款额的 25%及相应利息；于放款满 12 个月时，归还剩余的贷款额及利息。
利率：	按年利率 10 厘(10%，不计复利)收取贷款利息。如签署正式贷款协议时相比签署此贷款确认函时香港银行同业三个月拆借利率(即 HIBOR)上升或下跌 25 个基点或以上，则贷款利率将作相同幅

度的调整。

浮动抵押： 借款方为贷款方利益设立浮动抵押 (Floating Charge)

逾期利息： 按年利率计 15 厘 (15%)

提前还款： 借款方有权于放款后三个月之内清还本金伍仟肆佰陆拾万港元（5,460 万港元）。除非贷款方要求，借款方不得提前归还余下贷款及利息，否则视为违约，并将按照上述所约定正常还款的期限收取利息。

支付先决条件： 此类贷款惯用的先决条件，（一）借款方董事会决议批准正式借贷款协议；（二）在职/样本签名证书；（三）各方提交的证据表明合并协议下的生效条件均已满足；（四）借款人的官员证书证明在合并交割前：(i) 陈述和保证仍然准确；(ii) 没有违约事件；(iii) 没有任何重大不利变化[1]，（五）向贷款方提交的书面提款通知包含支付本私有化交易总金额、放款日期及公司和委托人为本私有化交易分别开设的美国付款账户；（六）向贷款方提交借款人和目标公司的宪章性文件；（七）贷款方代表律师提交令贷款方满足的惯常性的法律意见书；及（八）借款方提供已签署的担保文件，包括为贷款方利益签署的资产浮动抵押文件，Mr.Gao Yingjie 向贷款方提供个人担保文件。

承诺及保证： 义务人保证所得借款将用于收购目标公司的公众股份及完成其私有化所需。义务人承诺及保证：

在完成私有化后两个工作日内，完成贷款股份抵押包括：

I. 其持有目标公司"CTCL"所有股份权益(见附一)及
II. CTCL 持有 GrenTech (BVI) Limited 所有股份权益

在完成私有化后两个工作日内，完成由下列公司提供的贷款担保：

I. Leakey Investments Limited
II. Well Sino Enterprises Limited
III. Guoren Industrial Developments Limited
IV. Heng Xing Yue Investments Limited
V. GrenTech (BVI) Limited

[1] Note: The definition of MAE should be the same MAE definition in the Merger Agreement.

VI. CTCL

在借款协议和浮动抵押文件签署后 30 个工作日内，借款方為贷款方利益办理完成资产浮动抵押登记；若私有化到 2012 年 7 月 12 日没有完成，贷款方同意立即解除资产浮动抵押登记 。

浮动抵押、个人担保、股份抵押和公司担保合称“担保品”。

在完成私有化后，

(a) 除非因本私有化安排所需或得到贷款人书面同意，借款人及目标集团(包括所有退市前附属及全资公司)不能增发新股、合并股份、供股、重组股本及/或更改法定代表人等行为；
(b) 所有因目标集团或相关法人行动引致集团总资产、总收入、总盈利任何一项出现季度同比减值15%或以上的行为；
(c) 承诺在完成私有化之前由高总确立的包括高总本人的目标公司董事会，在私有化完成之后该董事局成员不会出现变化；
(d) 同意贷款方于放款日委派一名代表出席内部季度业绩会议；
(e) 同意按贷款方实时要求尽商业上的最大努力，提供经贷款方认可的资产评估机构估值市值不低于五亿之人民币的房产作为抵押品。但是该抵押品的生效应受制于中国相关政府部门的审批；及
(f) 向贷款方提交目标公司季度财务报表、季度所有银行授信资料及详尽财产资料让贷款方作出实时资产评估。

重大不利变化：	包含此类贷款惯用的此类定义,包括但不限于: (i) 借款人及其集团业务没有发生任何重大不利变化或状况（财务或其它），包含义务人及目标公司；(ii) 金融或资本市场，政治或经济状况或货币汇率或外汇没有发生对拟定本协议产生重大影响的变化。
违约事件：	包含此类贷款惯用的违约事件，包括但不限于：到期后 3 个工作日内不支付本金和到期时未能支付利息，费用及其它金额; 不正确的陈述或保证; 违反承诺; 交叉违约/交叉加速; 不支付法院最终判决或命令; 破产/清盘，债权人申诉清偿过程; 强制收购，国有化或征用的任何部分借款方的资产或财产;发生重大诉讼;被吊销经营许可证和其它授权; 赖账; 债务方或子公司合并财务报表有重大保留意见及/或重大不利变化。
税务与扣除：	借款方、担保人、担保公司所作的所有付款应为不涉及任何扣除、抵消或索偿之全额款项，也不受并免于受任何现在或未来税项、

征收、关税、进口税、费用、预扣及与此有关的债务等扣减或理由的影响。若根据法律需要从任何应付款项中扣减或预扣此等税项或其它任何费用时，借款方、担保人、担保公司需增加支付金额，使贷款方在此情况下所收到的款项净额相当于该应付款项全部金额。
补偿条款：	借款方、担保人、担保公司同意补偿贷款方因该项贷款而导致的任何索赔、损失及债务。由于贷款方的故意过错而导致的索赔、损失及债务除外。
受偿顺序：	有关此贷款的任何未付金额将视作借款方之直接、无条件、有担保及非从属负债，而该负债与借款方、担保人、担保公司其它所有现在及未来、有担保及非从属负债在各方面将处于同等受偿顺序地位。
增加成本：	在合同日后因任何法律、法规、规章或制度（包括但不限于储备金和特别存款要求或税务）产生或改变而导致该项贷款的成本增加或收入减少时，借款方、担保人及/或担保公司将向贷款方支付额外的款项以补偿贷款方增加的成本或减少的收入。
文件处理：	所有文件应以各方都能接受的形式和内容处理，并包括此类交易的惯常规定．贷款文件将由贷款方法律顾问根据惯用贷款文件起草，并将包括但不只限于陈述及保证、增加成本、违约事件、交叉违约、违法、不得抵押、承诺（包括财务承诺）、补偿、代理行条款以及可转让性。
借款方法律顾问：	世达国际律师事务所
贷款方法律顾问：	李伟斌律师行 (Li & Partners)
适用法律：	除下述情况以外，所有文件适用香港特别行政区法律。中国境内成立的公司（除港、澳、台）之间或中国境内成立的公司与中国公民（除港、澳、台）之间或中国公民（除港、澳、台）之间所签署的文件（如有）适用中华人民共和国法律。
管辖权：	适用香港特别行政区法律的文件相关的争议由香港法院排他性管辖。适用中华人民共和国法律的文件相关的争议由中华人民共和国法院排他性管辖。

【附圖一】

完成私有化後股權重組分佈圖

高英杰
俞蓉
黃茵
100%
100%
100%
Guoren Industrial Development Limited (BVI)
Well Sino Enterprises Limited (BVI)
Leakey Investment Limited (BVI)
100%
Heng Xing Yue Investment Limited (BVI)
63.65% (1)
14.51% (1)
10.95% (1)
10.90% (1)
Talenthome Management Limited. (BVI)
100%
China GrenTech Corporation Limited (Cayman Islands) (2)
100%
GrenTech (BVI) Limited
100%
Shenzhen Grentech Company Limited (PRC)

註： (1) 指退市後持有 **Talenthome 權益**
(2) 合併後的開曼公司 (“CTCL”)